EXHIBIT 10.24



                               SEVERANCE AGREEMENT



     This Severance Agreement dated as of December 21, 1999 (the "Agreement"), is entered into between VidaMed, Inc., a corporation organized under the laws of the State of Delaware (the "Company") and _________ (the "Executive").

     WHEREAS, the Board of Directors of the Company (the "Board") recognizes that the possibility of a Change in Control (as hereinafter defined) exists and that the threat or the occurrence of a Change in Control can result in significant distractions to its key management personnel because of the uncertainties inherent in such a situation;.

     WHEREAS, the Board has determined that it is essential and in the best interest of the Company and its stockholders to retain the services of the Executive in the event of a threat or occurrence of a Change in Control and to ensure the Executive's continued dedication and efforts in such event without undue concern for the Executive's personal, financial and employment security; and

     WHEREAS, in order to induce the Executive to remain in the employ of the Company, particularly in the event of a threat or the occurrence of a Change in Control, the Company desires to enter into this Agreement with the Executive to provide the Executive with certain benefits in the event that the Executive's employment is terminated as a result of, or in connection with, a Change of Control.

     NOW, THEREFORE, in consideration of the respective agreements of the parties contained herein, it is agreed as follows:

     1.   Term of Agreement.  This Agreement shall commence as of December 21,
          -----------------
1999 and shall continue in effect unless and until terminated in accordance with
Section 3 below.

     2.   Definitions
          -----------

          2.1   Accrued Compensation. For purposes of this Agreement, "Accrued
                --------------------
                Compensation" shall mean an amount which shall include all amounts earned or accrued through the "Termination Date" (as hereinafter defined) but not paid as of the Termination Date, including (i) base salary (ii) reimbursement for reasonable and necessary expenses incurred by the Executive on behalf of the Company during the period ending on the Termination Date, and
                (iii) vacation pay.

          2.2   Base Amount. For purposes of this Agreement, "Base Amount"
                -----------
                shall mean the greater of the Executive's annual base salary (a) at the rate in effect on the Termination Date or (b) at the highest rate in effect at any time during the ninety (90) day period prior to the Change in Control, and shall include all amounts of base salary that are deferred under the employee benefit plans of the Company or any other agreement or arrangement.

               2.3   Bonus Amount. For purposes of this Agreement, "Bonus
                     ------------
                     Amount" shall mean the greatest of: (a) 100% of the annual bonus payable to the Executive under the Company's cash bonus incentive plan for the fiscal year in which the Termination Date occurs; (b) the annual bonus paid or payable to the Executive under the Company's cash bonus incentive plan for the full fiscal year ended prior to the fiscal year during which the Termination Date occurred; (c) the annual bonus paid or payable to the Executive under the Company's cash bonus incentive plan for the full fiscal year ended prior to the fiscal year during which a Change in Control occurred; (d) the average of the annual bonuses paid or payable to the Executive under the Company's cash bonus incentive plan during the three full fiscal years ended prior to the fiscal year during which the Termination Date occurred; or (e) the average of the annual bonuses paid or payable to the Executive under the Company's cash bonus incentive plan during the three full fiscal years ended prior to the fiscal year during which the Change in Control occurred.

               2.4   Executive Indebtedness. For purposes hereof, "Executive
                     ----------------------
                     Indebtedness" shall mean the balance, including principal and all accrued interest, of the Company's loan(s) to the Executive, if any, as set forth on Exhibit A attached hereto, together with a copy of the documentation of each such loan, all of which shall be incorporated into this Agreement by this reference.

               2.5   Cause. For purposes of this Agreement, a termination of
                     -----
                     employment is for "Cause" if the basis of the termination is fraud, misappropriation, embezzlement or willful engagement by the Executive in misconduct which is demonstrably and materially injurious to the Company and its subsidiaries taken as a whole (no act, or failure to act, on the part of the Executive shall be considered "willful" unless done, or omitted to be done, by the Executive not in good faith and without a reasonable belief that the action or omission was in the best interests of the Company and its subsidiaries); provided however that
                                                        -------- -------
                     the Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Executive a written notice from the Company and a copy of a resolution duly adopted by the affirmative vote of all of those members of the Company's Board of Directors who are not then employees of the Company at a meeting of the Board called and held for the purpose (after reasonable notice to the Executive and an opportunity for the Executive, together with the Executive's counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Executive was guilty of the conduct set forth in the first sentence of this Section 2.5 and specifying the particulars thereof in detail.

               2.6   Change in Control. For purposes of this Agreement, a
                     -----------------
                     "Change in Control" shall mean any of the following events:

                     (a) An acquisition (other than directly from the Company) of any voting securities of the Company (the "Voting Securities") by any "Person" (as the term is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act 1934, as amended (the "1934 Act")) immediately after which such Person has "Beneficial Ownership" (within the meaning of

                     Rule 13d-3 promulgated under the 1934 Act) of twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding Voting Securities; provided,
                                                                   --------
                     however, that in determining whether a Change in Control
                     -------
                     has occurred, Voting Securities which are acquired in an "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (1) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or
                     (B) any corporation or other Person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company (a "Subsidiary"), (2) the Company or any Subsidiary, or (3) any Person in connection with a "Non-Control Transaction" (as hereinafter defined);

                     (b) The individuals who are members of the Board as of the date this Agreement is approved by the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that if
                                                    --------  -------
                     the appointment, election or nomination for election by the Company's stockholders, of any new director is approved by a vote of a least two-thirds of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered a member of the Incumbent Board; provided,
                                                                 --------
                     further, however, that no individual shall be considered a
                     -------  -------
                     member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

                     (c) Completion by the Company, following approval by stockholders of the Company, of:

                         (1) A merger, consolidation or reorganization involving the Company, unless such merger, consolidation or reorganization satisfies the conditions set forth below:

                              (i) the stockholders of the Company immediately before such merger, consolidation or reorganization, own immediately following such merger, consolidation or reorganization, directly or indirectly, at least fifty-one percent (51%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation of reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization;

                              (ii) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least a majority of the members of the board of directors of the Surviving Corporation; and

                              (iii) no Person (other than the Company, any Subsidiary, any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation or any Subsidiary, or any Person who, immediately prior to such merger, consolidation or reorganization, had Beneficial Ownership of twenty-five percent (25%) or more of the then outstanding voting Securities) has Beneficial Ownership of twenty-five percent (25%) or more of the combined voting power of the Surviving Corporation's then outstanding voting securities;

          A transaction described in subsections (i), (ii) and (iii) above shall herein be referred to as a "Non-Control Transaction";

               (2)  A complete liquidation or dissolution of the Company; or

               (3) An agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to Subsidiary).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided, however, that, if
                                                    --------  -------
a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, than a Change in Control shall occur.

          2.7   Company. For purposes of this Agreement, the "Company" shall
                -------
          mean VidaMed, Inc., and its subsidiaries and shall include VidaMed's "Successors and Assigns" (as hereinafter defined).

          2.8   Disability; Disabled. For purposes of this Agreement,
                --------------------
          "Disability" or "Disabled" shall mean a physical or mental infirmity which impairs the Executive's ability to substantially perform the Executive's duties with the Company for a period of one hundred eighty
          (180) consecutive days and the Executive has not returned to full time employment prior to the Termination Date.

          2.9   Termination Date. For purposes of this Agreement, the
                ----------------
          Executive's " Termination" date shall mean the date of occurrence of the Change in Control or such other date upon which the Company and the Executive may mutually agree in writing.

          2.10  Pro Rata Bonus: For purposes of this Agreement, "Pro Rata Bonus"
                --------------
          shall mean the amount equal to the bonus amount multiplied by a fraction, the numerator of which is the number of days in the calendar year through the termination date, and the denominator of which is 365.

          2.11  Successors and Assigns. For purposes of this Agreement,
                ----------------------
          "Successors and Assigns" shall mean any Person or other entity acquiring all or substantially all of the assets and business of the Company (including this Agreement) whether by operation of law or otherwise.


3.   Occurrence of a Change in Control
     ---------------------------------

     3.1  Change in Control. If, during the term of this Agreement, the Company
          -----------------
     undergoes a Change in Control, then assuming that, but for such Change in Control, the Executive would remain in the employ of the Company, the Executive shall be entitled to the following compensation and benefits:

          (a) Upon the occurrence of the Change in Control, if the Executive elects to terminate his or her position with the Company, the Executive shall be entitled to the following:

               (i) the Company shall pay the Executive all Accrued Compensation and a pro rata bonus;

               (ii) the Company shall pay the Executive as severance pay and in lieu of any further compensation for periods subsequent to the Termination Date, in a single payment, an amount in cash equal to the Base Amount plus the bonus amount;

               (iii) for twelve (12) months after the Termination Date (the "Continuation Period"), the Company shall, at its expense, continue on behalf of the Executive and the Executive's dependents and beneficiaries the life insurance, disability, medical, dental and hospitalization benefits provided (A) to the Executive at any time during the 90-day period prior to the Change in Control or at any time thereafter or (B) to other similarly situated executives who continue in the employ of the Company during the Continuation Period. The coverage and benefits (including deductibles and costs) provided in this Section 3.1(a)(iii) during the Continuation Period shall be no less favorable to the Executive and the Executive's dependents and beneficiaries than the most favorable of such coverages and benefits during any of the periods referred to in clauses (A) and
               (B) above. The Company's obligation hereunder with respect to the foregoing benefits shall be limited to the extent that the Executive obtains any such benefits pursuant to a subsequent employer's benefit plans, in which case the Company may reduce the coverage of any benefits it is required to provide the Executive hereunder as long as the aggregate coverages and benefits of the combined benefit plans are no less favorable to the Executive than the coverages and benefits required to be provided hereunder. This subsection (iii) shall not be interpreted so as to limit any benefits to which the Executive or the Executive's dependents or beneficiaries may be entitled under any of the Company's employee benefit plans, programs or practices following the Executive's termination of employment, including without limitation, retiree medical and life insurance benefits;

               (iv) the restrictions on any outstanding equity incentive awards, including stock options and restricted stock, granted to the Executive under the Company's 1992 Stock Option Plan or under any other incentive plan or arrangement shall lapse and the Executive shall be 100% vested in all such incentive award(s) and, in the case of stock options, such stock options shall be immediately exercisable;

               (v)  the Company will forgive the Executive Indebtedness.

               (vi) In the event of Involuntary Termination, the Company will provide outplacement services to the Executive in an amount not to exceed $15,000.

          (b) The amounts provided for in Section 3.1(a)(i) and (ii) shall be paid in a single lump sum cash payment within forty-five (45) days after the Termination Date (or earlier, if required by applicable law).

          (c) The Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to the Executive in any subsequent employment except as provided in Section 3.1(a)(iii) and 3.2(b).

     3.2  General
          -------
          (a) The severance pay and benefits provided for in this Section 3 shall be in lieu of any other severance or termination pay to which the Executive may be otherwise entitled under any Company severance or termination plan, program, practice or arrangement.

          (b) The Executive's entitlement to any compensation or benefits (other than severance or termination pay) shall be determined in accordance with the Company's employee benefit plans (including the plans listed on Appendix A) and other applicable programs, policies and practices then in effect.

     3.3  Termination for Cause. In the event that the Company terminates
          ---------------------
          Executive's employment for Cause, Executive will not be entitled to any severance payments, Change in Control payments or other payments or benefits pursuant to this Agreement.

     3.4  Termination for Reasons Other than Cause. This Agreement shall be
          ----------------------------------------
          terminated under any of the following circumstances:

          (a) In the event that the Executive is Disabled and has not returned to full-time employment with the Company and is not substantially performing his or her duties for the Company prior to a Change in Control; or,

          (b) In the event that the Board and the Executive mutually determine that it is in the best interests of both parties to terminate this Agreement and execute a document terminating this Agreement by mutual written consent.

     4.   Excise Tax Limitation
          ---------------------

          (a) Notwithstanding anything contained in this Agreement, in the event that any payment or benefit (within the meaning of Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended (the "Code")), to the Executive or for the Executive's benefit paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise in connection with, or arising out of, the Executive's employment with the Company or a Change in Control (a "Payment" or "Payments") would be subject to the excise tax imposed by Section 4999 of the Code (the "Excise Tax"), the Payments shall be reduced (but not below zero) if and to the extent necessary so that no Payment to be made or benefit to be provided to the Executive shall be subject to the Excise Tax (such reduced Payments being hereinafter referred to as the "Limited Payment Amount"). Unless the Executive shall have given prior written notice specifying a different order to the Company to effectuate the Limited Payment Amount, the Company shall reduce or eliminate the Payments by first reducing or eliminating cash payments and then by reducing those payments or benefits which are not payable in cash, in each case in reverse order beginning with payments or benefits which are to be paid the farthest in time from the Determination (as hereinafter defined). Any notice given by the Executive pursuant to the preceding sentence shall take precedence over the provisions of any other plan, arrangement or agreement governing the Executive's rights and entitlements to any benefits or compensation.

          (b) An initial determination as to whether the Payments shall be reduced to the Limited Payment Amount and the amount of such Limited Payment Amount shall be made, at the Company's expense, by the accounting firm that is the Company's independent accounting firm as of the date of the Change in Control (the "Accounting Firm"). The Accounting Firm shall provide its determination (the "Determination"), together with detailed supporting calculations and documentation, to the Company and the Executive within twenty (20) days of the Termination Date if applicable, or such other time as requested by the Company or by the Executive (provided the Executive reasonably believes that any of the Payments may be subject to the Excise Tax), and if the Accounting Firm determines that there is substantial authority (within the meaning of Section 6662 of the Code) that no Excise Tax is payable by the Executive with respect to a Payment or Payments, it shall furnish the Executive with an opinion reasonably acceptable to the Executive that no Excise Tax will be imposed with respect to any such Payment or Payments. Within ten (10) days of the delivery of the Determination to the Executive, the Executive shall have the right to dispute the Determination (the "Dispute"). If there is no Dispute, the Determination shall be binding, final and conclusive upon the Company and the Executive subject to the application of Section 4(c) below.

          (c) As a result of the uncertainty in the application of Sections 4999 and 280G of the Code, it is possible that the Payments to be made to, or provided for the benefit of, the Executive either will be greater (an "Excess Payment") or less (an "Underpayment") than the amounts provided for by the limitations contained in Section 4(a). If it is established pursuant to a final determination of a court or an Internal Revenue Service ("IRS") proceeding which has been finally and conclusively resolved that an Excess Payment has been made, such Excess Payment shall be deemed for all purposes to be a loan to the Executive made on the date the Executive received the Excess Payment and the Executive shall repay the Excess Payment to the Company on demand (but not less than ten (10) days after written notice is received by the Executive) together with interest on the Excess Payment at the "Applicable Federal Rate" (as defined in Section 1274(d) of the Code) from the date of the Executive's receipt of such Excess Payment until the date of such repayment. In the event that it is determined by (i) the Accounting Firm, the Company (which shall include the position taken by the Company, or together with its consolidated group, on its federal income tax) or the IRS, (ii) pursuant to a determination by a court, or (iii) upon the resolution to the Executive's satisfaction of the Dispute that an Underpayment has occurred, the Company shall pay an amount equal to the Underpayment to the Executive within ten (10) days of such determination or resolution, together with interest on such amount at the Applicable Federal Rate from the date such amount would have been paid to the Executive until the date of payment.

     5.   Successors: Binding Agreement
          -----------------------------

          (a) This Agreement shall be binding upon and shall inure to the benefit of the Company, its Successors and Assigns and the Company shall require any Successors and Assigns to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place.

          (b) Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by the Executive or the Executive's beneficiaries or legal representatives, except by will or by the laws of descent and distribution. This Agreement shall inure to the benefit of, and be enforceable by, the Executive's legal personal representative.

     6.   Fees and Expenses. The Company shall pay all legal fees and related
          -----------------
expenses (including the costs of experts, evidence and counsel) incurred by the Executive as they become due as a result of (a) the Executive's termination of employment (including all such fees and expenses, if any, incurred in contesting or disputing any such termination of employment), (b) the Executive seeking to obtain or enforce any right or benefit provided by this Agreement (including, but not limited to, any such fees and expenses incurred in connection with the Dispute whether as a result of any applicable government taxing authority proceeding, audit or otherwise) or by any other plan or arrangement maintained by the Company under which the Executive is or may be entitled to receive benefits, and (c) the Executive's hearing before the Board as contemplated in
Section 2.4 of this Agreement; provided, however, that the circumstances set
                               --------  -------
forth in clauses (a) and (b) occurred on or after a Change in Control.

     7.   Notice. For the purposes of this Agreement, notices and all other
          ------
communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, addressed to the respective addresses last given by each party to the other, provided that all notices to the Company shall be directed to the attention of the Board with a copy to the Secretary of the Company. All notices and communications shall be deemed to have been received on the date of delivery thereof or on the third business day after the mailing thereof, except that notice of change of address shall be effective only upon receipt.

     8.   Non-exclusivity of Rights. Nothing in this Agreement shall prevent or
          -------------------------
limit the Executive's continuing or further participation in any benefit, bonus, incentive or other plan or program provided by the Company (except for any severance or termination policies, plans, programs or practices) and for which the Executive may qualify, nor shall anything herein limit or reduce such rights as the Executive may have under any other agreements with the Company (except for any severance or termination agreement). Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan or program of the Company shall be payable in accordance with such plan or program, except as explicitly modified by this Agreement.

     9.   Settlement of Claims. The Company's obligation to make the payments
          --------------------
provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Company may have against an Executive or others.

     10.  Miscellaneous. No provision of this Agreement may be modified, waived
          -------------
or discharged, unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

     11.  Governing Law. This Agreement shall be governed by, and construed and
          -------------
enforced in accordance with, the laws of the State of California without giving effect to the conflicts of law principles thereof. Any action brought by any party to this Agreement shall be brought and maintained in a court of competent jurisdiction in Alameda County in the State of California.

     12.  Severability.  The provisions of this Agreement shall be deemed
          ------------
severable and the invalidity or unenforceablity or any provision shall not affect the validity or enforceability of the other provisions hereof.

     13.  Entire Agreement.  This Agreement constitutes the entire agreement
          ----------------
between the parties hereto and supersedes all prior agreements, if any, understanding and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof.

     14.  Counterparts. This Agreement may be executed in two counterparts, each
          ------------
of which will be deemed an original, but both of which taken together will constitute one and the same instrument.

     15.  Legal Counsel. Each party to this Agreement acknowledges that such
          -------------
party has had the opportunity to review this Agreement and to consult legal counsel before entering into this Agreement, and agrees that he/she has either sought such legal counsel or has intentionally declined to do so.

I.
II.
III.
IV.  SIGNATURE PAGE TO FOLLOW

                                SIGNATURE PAGE

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Executive has executed this Agreement as of the date and year first above written.


VIDAMED, INC.                               EXECUTIVE


By:_____________________________            __________________________
                                            Name
Its: ___________________________